SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             ALAMOSA HOLDINGS, INC.
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           (Exact name of registrant as specified in its charter)

          Delaware                                         75-2890997
          --------                                         ----------
(State of Incorporation or Organization)      (IRS Employer Identification No.)


5225 S. Loop 289, Lubbock, Texas                               79424
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(Address of Principal Executive Offices)                     (Zip Code)


If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act             securities pursuant to Section
and is effective pursuant to General          12(g) of the Exchange Act and is
Instruction A.(c), please check the           effective pursuant to General
following                                     Instruction A.(d), please check
box.|X|                                       the following
                                              box. |_|

Securities Act registration statement file number to which this form relates:  N/A
            -------------
           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


                                              Name of Each Exchange on Which
Title of Each Class to be so Registered       Each Class is to be Registered
---------------------------------------       ------------------------------
    Preferred Share Purchase Rights              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None
                                                                  ----



Item 1.  Description of Securities To Be Registered.

         For a description of the Registrant's Preferred Share Purchase Rights, reference is made to the section entitled "Description of Capital Stock" included in the Registrant's prospectus filed pursuant to Rule 424(b)(1) on November 7, 2001, which prospectus is hereby incorporated herein by reference.

Item 2.  Exhibits.


Exhibit             Description

1.1 Amended and Restated Certificate of Incorporation of the registrant, filed as Exhibit 1.1 to the Registration Statement on Form 8-A, dated February 14, 2001 (SEC File No. 000-32357) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

1.2                 Amended and Restated Bylaws of the registrant, filed as
                    Exhibit 1.2 to the Registration Statement on Form 8-A, dated February 14, 2001 (SEC File No. 000-32357) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

1.3 Specimen Common Stock Certificate, filed as Exhibit 1.3 to the Registration Statement on Form 8-A, dated February 14, 2001 (SEC File No. 000-32357) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

1.4 Rights Agreement, dated as of February 14, 2001, by and between Alamosa Holdings, Inc. and Mellon Investors Services LLC, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock attached as Exhibit A thereto and the form of Rights Certificate attached as Exhibit B thereto, filed as Exhibit 1.4 to the Registration Statement on Form 8-A, dated February 14, 2001 (Registration No. 000-32357) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.



                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 27, 2001


                         ALAMOSA HOLDINGS, INC.


                         By:      /s/ Kendall W. Cowan
                             --------------------------------------------------
                               Name:  Kendall W. Cowan
                               Title: Chief Financial Officer and Secretary